EXHIBIT 99

CHIEF EXECUTIVE OFFICER CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350

AS ADOPTED PURSUANT TO Section 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Nancy Pacione, certify that:

1.

I have reviewed this annual report on Form 11-K of The Dime Savings Bank of Williamsburgh 401(k) Plan (the "Plan");

2.

This annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

3.

Based on my knowledge, the financial statements, and other financial information included in the transition report, fairly present in all material respects, the net assets available for plan benefits and changes in net assets available for plan benefits of the Plan as of, and for, the periods presented in this annual report.

Date:

June 26, 2003

/s/  NANCY PACIONE

Nancy Pacione

Plan ADministrator